Exhibit 99.77c

Item 77C

SCUDDER FLOATING RATE FUND

The Proxy Statement on Schedule 14A for Scudder Floating Rate Fund (File No. 811-07855) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.